August 11, 2009

British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Securities Commission
The Manitoba Securities Commission
Ontario Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island – Department of Provincial Affairs and Attorney General Securities
Division, Department of Justice, Government of Newfoundland and Labrador

Dear Sirs/Mesdames:

CONSENT OF EXPERT

Re: Uranerz Energy Corporation (the “Company”) – Filing of Technical Report dated August 11, 2009

I, Douglass Graves, B.Sc. (Civil Engineering), Professional Engineer, am the author of the technical report (the “Technical Report”) dated August 11, 2009, entitled: “Technical Report – South Doughstick Property- Campbell and Johnson Counties, Wyoming, U.S.A.” prepared by TREC, Inc. for Uranerz Energy Corporation, in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

I consent to the public filing of the Technical Report.

I further confirm that I have read the written disclosure in the Company’s news released entitled: “Uranerz Reports Independent NI 43-101 Uranium Resources on South Doughstick Property of Arkose Mining Venture” dated August 11, 2009 and confirm that it fairly and accurately represents the information in the Technical report that supports the disclosure.

Douglass Graves
President, TREC, Inc.